Exhibit 99.2

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Erica Gutierrez
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Provides Financial Guidance for Fiscal Year 2008

San Francisco, CA, March 27, 2008 — Williams-Sonoma, Inc. (NYSE: WSM) today announced financial guidance for fiscal year 2008, the 52 weeks ending February 1, 2009, with comparisons to fiscal year 2007, a 53-week year ended February 3, 2008.

Net revenues in fiscal year 2008 are expected to be in the range of $3.793 billion to $3.877 billion – a decrease of <3.9%> to <1.7%> versus net revenues of $3.945 billion for the 53 weeks ended February 3, 2008. On a comparable 52-week to 52-week basis, net revenues are expected to change in the range of <2.0%> to 0.2%.

Diluted earnings per share in fiscal year 2008 are expected to be in the range of $1.42 to $1.56 – a decrease of <19.3%> to <11.4%> versus $1.76 in fiscal year 2007.

Howard Lester, Chairman and Chief Executive Officer, commented, “As we look forward to 2008, we believe we will be operating in one of the most challenging macro-economic environments we have seen in many years. Accordingly, we are approaching 2008 with a high level of caution and a view to preserve flexibility in our business plans, which is reflected in today’s guidance.”

“In 2008, we are focused on four key initiatives: (1) capitalizing on the success of our 2007 growth strategies, including the revitalization of the Pottery Barn brand; (2) driving growth in our core brands through enhanced capabilities in direct marketing and e-commerce; (3) aggressively identifying real estate expansion opportunities for the West Elm brand; and (4) continuing to drive operational efficiencies in our furniture supply chain – particularly in the area of furniture returns, replacements, and damages.”

“To support future growth, in 2008 we are planning to increase retail leased square footage by approximately 8% by adding 29 net new stores and expanding or remodeling an additional 20 stores. West Elm, with 12 new stores, will contribute approximately one-third of this leased square footage increase. In our direct-to-customer channel, we will continue to leverage the success of our 2007 direct-marketing strategies, including increased catalog versioning, expanded paid search, and relevant e-mail, which we expect will allow us to reduce catalog circulation and optimize advertising costs.”

“While we are confident in our ability to execute against these initiatives, we are expecting the home furnishings industry to be increasingly challenging in 2008. Therefore, in anticipation of a softer top-line, we are focused on the things we can control, including reductions in catalog circulation, the containment of discretionary costs, and the aggressive management of inventory, subject to our continued investment in the growth of our retail stores. Our expected impact of these actions is contemplated in the ranges of guidance we provided today.”

FISCAL YEAR 2008 FINANCIAL GUIDANCE

•	Net Revenues

❑

Net revenues in fiscal year 2008, a 52-week year, are projected to be in the range of $3.793 billion to $3.877 billion. This represents a projected decrease in net revenues in the range of <3.9%> to <1.7%> versus $3.945 billion during the 53 weeks of fiscal year 2007. On a comparable 52-week to 52-week basis, this represents a projected change in the range of <2.0%> to 0.2%.

❑

Retail net revenues in fiscal year 2008, a 52-week year, are projected to be in the range of $2.250 billion to $2.298 billion. This represents a projected change in retail net revenues in the range of <1.4%> to 0.7% versus $2.281 billion during the 53 weeks of fiscal year 2007. On a comparable 52-week to 52-week basis, this represents a projected increase in the range of 0.1% to 2.2%.

❑

Change in comparable store sales in fiscal year 2008 is projected to be in the range of <5.5%> to <3.0%>. This compares to comparable store sales growth in fiscal year 2007 of 0.3%. Comparable stores exclude new retail concepts until such time as we believe that comparable store results in those concepts are meaningful to evaluating the performance of the retail strategy. For fiscal year 2008, we expect to exclude West Elm, which currently has only 22 stores operating for more than one year and Williams-Sonoma Home, which currently has only 7 stores operating for more than one year.

❑

Retail leased and selling square footage in fiscal year 2008 is projected to increase in the range of 7.5% to 8.5%. This compares to retail leased and selling square footage growth in fiscal year 2007 of 5.3% and 5.5%, respectively.

Store Opening and Closing Guidance by Retail Concept

	Q4 2007 Actual	Q1 2008 Guidance			Q2 2008 Guidance			Q3 and Q4 2008 Guidance			FY 2008 Guidance
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End	Open	Close
Williams-Sonoma	256	3	<4>	255	11	<6>	260	4	<2>	262	18	<12> *
Pottery Barn	198	1	<3>	196	8	<4>	200	5	<1>	204	14	<8> *
Pottery Barn Kids	94	0	0	94	1	0	95	3	<2>	96	4	<2> *
West Elm	27	1	0	28	4	0	32	7	0	39	12	0
Williams-Sonoma Home	9	0	0	9	0	0	9	1	0	10	1	0
Outlets	16	1	0	17	0	0	17	1	0	18	2	0
Total	600	6	<7>	599	24	<10>	613	21	<5>	629	51	<22>

*	Fiscal year 2008 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 11 stores, 5 stores and 2 stores, respectively, for temporary closures due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation. Consistent with our definition of comparable stores, remodeled stores are removed from the comparable store base upon closure if the gross square footage changes by more than 20% or if the store is closed for seven or more consecutive days.

❑

Direct-to-customer net revenues (comprised of both catalog and Internet revenues) in fiscal year 2008, a 52-week year, are projected to be in the range of $1.543 billion to $1.579 billion. This represents a projected decrease in direct-to-customer net revenues in the range of <7.3%> to <5.1%> versus $1.664 billion during the 53 weeks of fiscal year 2007. On a comparable 52-week to 52-week basis, this represents a projected decrease in the range of <4.9%> to <2.7%>.

❑

Catalog circulation in fiscal year 2008, a 52-week year, is projected to decrease in the range of <19.0%> to <14.0%> versus fiscal year 2007, a 53-week year. This represents, on a comparable 52-week to 52-week basis, a projected catalog circulation decrease in the range of <15.0%> to <10.0%>. Catalog circulation in the 53-week fiscal year 2007 increased 3.7% versus the 52-week fiscal year 2006.

Quarterly Net Revenue Guidance by Operating Segment

(All Amounts in Millions, Except Percentages)

	Q1 2008 Guidance (13 Weeks)	Q2 2008 Guidance (13 Weeks)	Q3 2008 Guidance (13 Weeks)	Q4 2008 Guidance (13 Weeks)	FY 2008 Guidance (52 Weeks)
Net Retail Revenue	$433 -$443	$493 -$503	$515 - $525	$809 - $827	$2,250 - $2,298
Net Direct-to-Customer Revenue	$338 - $346	$357 - $365	$375 - $383	$473 - $485	$1,543 - $1,579
Total Net Revenue	$771 - $789	$850 - $868	$890 - $908	$1,282 - $1,312	$3,793 - $3,877
Comparable Store Sales	<8.5%> - <6.0%>	<6.0%> - <3.5%>	<5.0%> - <2.5%>	<4.0%> - <1.5%>	<5.5%> - <3.0%>

•	Gross Margin

❑

Gross margin as a percentage of net revenues in fiscal year 2008 is expected to be in the range of 37.1% to 37.3%. This represents a projected decrease in the gross margin rate in the range of 160 to 180 basis points versus 38.9% in fiscal year 2007.

•	Selling, General and Administrative (SG&A) Expenses

❑

Selling, general and administrative expenses as a percentage of net revenues in fiscal year 2008 are expected to be in the range of 30.2% to 30.5%. This represents a projected decrease in the SG&A expense rate of 50 to 80 basis points, versus 31.0% in fiscal year 2007.

•	Interest <Income> Expense - Net

❑

Interest <Income> Expense - Net in fiscal year 2008 is projected to be interest expense of $1.0 million at the low end of the range and interest income of $1.0 million at the high end of the range. This compares to net interest income in fiscal year 2007 of $2.9 million.

•	Income Taxes

❑

The income tax rate in fiscal year 2008 is projected to be in the range of 38.7% to 39.0%. This compares to an income tax rate in fiscal year 2007 of 38.1%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted Earnings Per Share

❑

Diluted earnings per share in fiscal year 2008 are expected to be in the range of $1.42 to $1.56. This represents a projected decrease in diluted earnings per share of <19.3%> to <11.4%> versus $1.76 in fiscal year 2007. Quarterly diluted earnings per share projections are shown in the table below.

Quarterly Diluted Earnings Per Share Projections

Quarter	Fiscal 2008 Guidance*	Fiscal 2007 Actual**	Year-Over-Year % Increase/<Decrease>
1st Quarter	$0.00 to $0.03	$0.16	<100.0%> to <81.3%>
2nd Quarter	$0.15 to $0.19	$0.23	<34.8%> to <17.4%>
3rd Quarter	$0.20 to $0.26	$0.25	<20.0%> to 4.0%
4th Quarter	$1.06 to $1.12	$1.15	<7.8%> to <2.6%>
Fiscal Year	$1.42 to $1.56	$1.76	<19.3%> to <11.4%>

*      Quarterly diluted earnings per share amounts will vary within the ranges above. Therefore, the respective high and low estimates for the quarters should not be added together to derive an estimate for the fiscal year.

**    Due to the effect that the timing of share repurchases had on the quarterly and year-to-date weighted average share count calculations, the fiscal year 2007 calculation of diluted earnings per share is approximately $0.03 less than the sum of the diluted earnings per share by quarter.

•	Merchandise Inventories

❑

Merchandise inventories at the end of fiscal year 2008 are projected to be in the range of $685.0 million to $730.0 million. This represents a projected change in merchandise inventories in the range of <1.3%> to 5.2% versus $693.7 million at the end of fiscal year 2007.

•	Capital Spending

❑	Capital spending in fiscal year 2008 is projected to be in the range of $215.0 million to $235.0 million. This compares to capital spending of $212.0 million in fiscal year 2007.

•	Depreciation and Amortization

❑	Depreciation and amortization expense in fiscal year 2008 is projected to be in the range of $154.0 million to $156.0 million versus $140.7 million in fiscal year 2007.

•	Amortization of Deferred Lease Incentives

❑	Amortization of deferred lease incentives in fiscal year 2008 is projected to be in the range of $31.0 million to $32.0 million versus $29.4 million in fiscal year 2007.

FIRST QUARTER 2008 FINANCIAL GUIDANCE

•	Net Revenues

❑

Net revenues in the first quarter of fiscal year 2008 are projected to be in the range of $771.0 million to $789.0 million. This represents a projected decrease in net revenues in the range of <5.5%> to <3.3%> versus $816.1 million in the first quarter of fiscal year 2007.

❑

Retail net revenues in the first quarter of fiscal year 2008 are projected to be in the range of $433.0 million to $443.0 million. This represents a projected decrease in retail net revenues in the range of <4.5%> to <2.3%> versus $453.4 million in the first quarter of fiscal year 2007.

❑

Change in comparable store sales in the first quarter of fiscal year 2008 is projected to be in the range of <8.5%> to <6.0%>. This compares to a decrease in comparable store sales of <0.8%> in the first quarter of fiscal year 2007. Comparable stores exclude new retail concepts until such time as we believe that comparable store results in those concepts are meaningful to evaluating the performance of the retail strategy. For fiscal year 2008, we expect to exclude West Elm and Williams-Sonoma Home.

❑

Retail leased and selling square footage in the first quarter of fiscal year 2008 is projected to increase in the range of 5.5% to 6.5%. This compares to retail leased and selling square footage growth in the first quarter of fiscal year 2007 of 6.3% and 6.8%, respectively.

❑

Direct-to-customer net revenues (comprised of both catalog and Internet revenues) in the first quarter of fiscal year 2008 are projected to be in the range of $338.0 million to $346.0 million. This represents a projected decrease in direct-to-customer net revenues in the range of <6.8%> to <4.6%> versus $362.7 million in the first quarter of fiscal year 2007.

•	Gross Margin

❑

Gross margin as a percentage of net revenues in the first quarter of fiscal year 2008 is expected to be in the range of 35.1% to 35.3%. This represents a projected decrease in the gross margin rate in the range of 170 to 190 basis points versus 37.0% in the first quarter of fiscal year 2007.

•	Selling, General and Administrative Expenses (SG&A)

❑

Selling, general and administrative expenses as a percentage of net revenues in the first quarter of fiscal year 2008 are expected to be in the range of 34.7% to 35.0%. This represents a projected increase in the SG&A expense rate of 120 to 150 basis points versus 33.5% in the first quarter of fiscal year 2007.

•	Interest <Income> Expense - Net

❑

Interest <Income> Expense - Net in the first quarter of fiscal year 2008 is projected to be interest income in the range of $0.1 million to $0.4 million. This compares to interest income in the first quarter of fiscal year 2007 of $1.9 million.

•	Income Taxes

❑

The income tax rate in the first quarter of fiscal year 2008 is projected to be in the range of 38.6% to 38.9%. This compares to an income tax rate in the first quarter of 2007 of 40.3%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted Earnings Per Share

❑

Diluted earnings per share in the first quarter of fiscal year 2008 are expected to be in the range of $0.00 to $0.03. This represents a projected decrease in diluted earnings per share of <100.0%> to <81.3%> versus $0.16 in the first quarter of fiscal year 2007.

•	Merchandise Inventories

❑

Merchandise inventories at the end of the first quarter of fiscal year 2008 are projected to be in the range of $695.0 million to $725.0 million. This represents a projected increase in merchandise inventories in the range of 8.7% to 13.4% versus $639.4 million at the end of the first quarter of fiscal year 2007.

•	Depreciation and Amortization

❑

Depreciation and amortization expense in the first quarter of fiscal year 2008 is projected to be in the range of $37.0 million to $38.0 million versus $34.4 million in the first quarter of fiscal year 2007.

•	Amortization of Deferred Lease Incentives

❑	Amortization of deferred lease incentives in the first quarter of fiscal year 2008 is projected to be approximately $8.0 million versus $6.8 million in the first quarter of fiscal year 2007.

❑	SECOND QUARTER 2008 FINANCIAL GUIDANCE

•	Net Revenues

❑

Net revenues in the second quarter of 2008 are projected to be in the range of $850.0 million to $868.0 million. This represents a projected change in net revenues in the range of <1.1%> to 1.0% versus $859.4 million in the second quarter of fiscal year 2007.

❑

Retail net revenues in the second quarter of 2008 are projected to be in the range of $493.0 million to $503.0 million. This represents a projected increase in retail net revenues in the range of 1.2% to 3.3% versus $487.0 million in the second quarter of fiscal year 2007.

❑

Change in comparable store sales in the second quarter of 2008 is projected to be in the range of <6.0%> to <3.5%>. This compares to comparable store sales growth in the second quarter of fiscal year 2007 of 1.2%. Comparable stores exclude new retail concepts until such time as we believe that comparable store results in those concepts are meaningful to evaluating the performance of the retail strategy. For fiscal year 2008, we expect to exclude West Elm and Williams-Sonoma Home.

❑

Retail leased and selling square footage in the second quarter of 2008 is projected to increase in the range of 10.0% to 11.0%. This compares to retail leased and selling square footage growth in the second quarter of fiscal year 2007 of 4.1% and 4.3%, respectively.

❑

Direct-to-customer net revenues (comprised of both catalog and Internet revenues) in the second quarter of 2008 are projected to be in the range of $357.0 million to $365.0 million. This represents a projected decrease in direct-to-customer net revenues in the range of <4.1%> to <2.0%> versus $372.4 million in the second quarter of fiscal year 2007.

•	Gross Margin

❑

Gross margin as a percentage of net revenues in the second quarter of fiscal year 2008 is expected to be in the range of 35.0% to 35.4%. This represents a projected decrease in the gross margin rate in the range of 180 to 220 basis points versus 37.2% in the second quarter of fiscal year 2007.

•	Selling, General and Administrative Expenses (SG&A)

❑

Selling, general and administrative expenses as a percentage of net revenues in the second quarter of fiscal year 2008 are expected to be in the range of 31.5% to 31.9%. This represents a projected decrease in the SG&A expense rate of 40 to 80 basis points versus 32.3% in the second quarter of fiscal year 2007.

•	Interest <Income> Expense - Net

❑

Interest <Income> Expense - Net in the second quarter of fiscal year 2008 is projected to be interest expense in the range of $0.2 million to $0.6 million. This compares to interest income in the second quarter of fiscal year 2007 of $0.5 million.

•	Income Taxes

❑

The income tax rate in the second quarter of fiscal year 2008 is projected to be in the range of 38.9% to 39.2%. This compares to an income tax rate in the second quarter of fiscal year 2007 of 40.2%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted Earnings Per Share

❑

Diluted earnings per share in the second quarter of fiscal year 2008 are expected to be in the range of $0.15 to $0.19. This represents a projected decrease in diluted earnings per share of <34.8%> to <17.4%> versus $0.23 in the second quarter of fiscal year 2007.

•	Merchandise Inventories

❑

Merchandise inventories at the end of the second quarter of fiscal year 2008 are projected to be in the range of $665.0 million to $695.0 million. This represents a projected increase in merchandise inventories in the range of 2.1% to 6.7% versus $651.3 million at the end of the second quarter of fiscal year 2007.

•	Depreciation and Amortization

❑

Depreciation and amortization expense in the second quarter of fiscal year 2008 is projected to be in the range of $38.0 million to $39.0 million versus $34.3 million in the second quarter of fiscal year 2007.

•	Amortization of Deferred Lease Incentives

❑	Amortization of deferred lease incentives in the second quarter of fiscal year 2008 is projected to be approximately $8.0 million versus $7.1 million in the second quarter of fiscal year 2007.

CASH DIVIDEND INCREASED BY 4.3%

As announced in a separate press release this morning, we have increased our quarterly cash dividend by 4.3% from $0.115 per common share to $0.12 per common share. The aggregate quarterly dividend is estimated at approximately $12.7 million based on the current number of outstanding common shares. The indicated annual cash dividend, subject to capital availability, is $0.48 per common share, or approximately $51.0 million, in fiscal year 2008 based on the current number of common shares outstanding.

STOCK REPURCHASE PROGRAM

During the fourth quarter of fiscal year 2007, we repurchased and retired 1,796,095 shares of our common stock at a weighted average cost of $26.52 per share and a total cost of approximately $47.6 million. These repurchases completed the 5 million share stock repurchase program approved by our Board in March 2007. During the 53 weeks ended February 3, 2008, we repurchased and retired 6,195,500 shares of our common stock at a weighted average cost of $30.73 per share and a total cost of approximately $190.4 million. An additional $150 million of our common stock is available to be repurchased under the most recent stock repurchase program approved and announced in January 2008.

Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 27, 2008 at 7:00 A.M. (PT). The call, hosted by Howard Lester, Chairman and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results, capitalizing on our 2007 growth strategies, revitalizing the Pottery Barn brand, driving growth in our core brands through direct marketing and e-commerce, increasing retail leased square footage in West Elm and our other brands, driving operational efficiencies in our furniture supply chain, leveraging our 2007 direct-marketing strategies, reducing catalog circulation, optimizing advertising costs, challenges in the home furnishings industry, a softer top-line, containment of discretionary costs, aggressive management of inventory, our cash dividend and our stock repurchase program.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for the fourth quarter of 2007 and as audited year-end financial statements are prepared; new interpretations of current accounting rules; changes to current accounting rules; changes in tax laws applicable to cash dividends or share repurchases; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2007 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies — Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home — are marketed through 600 stores, seven mail order catalogs and six e-commerce websites.